                                                                     Exhibit 5.1



               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                               November 12, 1997


Signature Resorts, Inc.
1875 South Grant Street
Suite 650
San Mateo, California 94402


     Re: Signature Resorts, Inc., a Maryland corporation (the "Company") - Registration Statement on Form S-8 (Registration No. 333-15361) and Post-Effective Amendment No. 1 to Form S-8, pertaining to Four Million Five Hundred Thousand (4,500,000) Shares (the "Shares") of common stock, par value one cent per share ("Common Stock") pursuant to the 1996 Equity Participation Plan, as amended and the Employee Stock
                                                         ------------------
          Purchase Plan, as amended (collectively, the "Plans")
          -----------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933, as amended, by the Company on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 12, 1997 and Post-Effective Amendment No. 1 to Form S-8 filed or to be filed with the Commission on or about November 11, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 28, 1996, Articles of Amendment filed with the SDAT on June 13, 1996 and Articles of Amendment filed with the SDAT on August 20, 1996. We have also examined the Bylaws of the Company as adopted on May 28, 1996 and amended through the date hereof (the "Bylaws") and resolutions of the Board of Directors of the Company and the stockholders of the Company adopted on or before the date hereof and in full force and effect on the date hereof and such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the Shares have been duly reserved for issuance by the Company as direct stock awards or upon the exercise of options granted under the Plans, and when such Shares are duly authorized for issuance by the Board of Directors and are issued and delivered as direct stock awards or upon the exercise of options under the Plans and the consideration for such Shares has been received in full by the Company, all in accordance with the Plans and any such options, such Shares will be validly issued, fully paid and non-assessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters".

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                                       Very truly yours,



                                       /s/ Ballard Spahr Andrews & Ingersoll